UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: Date of earliest event: September 6, 2019

UNITED HEALTH PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27781	84-1517723
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10624 S. Eastern Ave., Ste. A209

Henderson, NV 89052

(Address of principal executive offices, zip code)

(877) 358-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

The Company has appointed Dr Jerry Abate, MD a trained Cardiologist, as Chief Medical Director. Dr. Abate is a Former Executive Director of Medical Affairs for Fortune 500 company Quest Diagnostics, where he directed 80+ Medical Affairs group that includes eight clinical franchise medical directors, (oncology, genetics, women’s health, cardiovascular-metabolism, neurology, infectious disease/inflammation), HEOR team, publications group, MSLs, genetic counselors and project management. Dr. Abate’s responsibilities will include direct oversight with the Company’s PMA submission and all clinical and product data.

The Company announced that a member of its Medical Advisory team Dr. David Ramey DVM along with his colleague Margaret Mudge, DVM, DACVS, have been informed their abstract titled HOW TO USE A HEMOSTATIC GAUZE PRODUCT TO HELP CONTROL BLEEDING IN CLINICAL SETTINGS has been accepted and will be published in the Journal of Veterinary Emergency and Critical Care. Dr. Ramey will be presenting this paper at the IVECCS 2019 (i.e. International Veterinary Emergency and Critical Care) conference in Washington, DC on Saturday September 7, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

United Health Products, Inc.

Dated: September 6, 2019	/s/ Douglas Beplate
Douglas Beplate, Chief Executive Officer

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